EXHIBIT 23.2

Consent of Stegman & Company

[Stegman & Company LOGO]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form S-8 of Annapolis Bancorp, Inc. of our report dated February 15, 2006, relating to the consolidated balance sheets of Annapolis Bancorp, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years ended December 31, 2005 and 2004.

Stegman & Company

Baltimore, Maryland

July 26, 2006